NORTHWEST BIOTHERAPEUTICS ANNOUNCES

REVERSE SPLIT OF COMMON STOCK

First Step In Plan For Capital Raise And NASDAQ Listing

BETHESDA, MD, Sept. 26, 2012 /PRNewswire/ -- Northwest Biotherapeutics (NWBO:OTC QB) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for cancer, announced that on September 25, 2012 at 5:00 p.m. EDT (the”Effective Date”) it effected a one (1) for sixteen (16) reverse split of its issued and outstanding common stock (the “Reverse Split”) as a first step in a planned public offering of up to $25 million and listing of its common stock on the NASDAQ Capital Market.

The Company effected the Reverse Split pursuant to an amendment to its Certificate of Incorporation filed with the Secretary of State of Delaware. In the same filing, the Company also increased the authorized number of shares of preferred stock to 40,000,000 shares. The Company has no current plans to issue any of the preferred stock. The foregoing corporate actions were taken via majority consent of the stockholders and all appropriate notifications were filed and transmitted.

Accordingly, as of the Effective Date, each 16 shares of issued and outstanding common stock will be converted into 1 share of common stock. In addition, the Company’s common stock will trade under a new CUSIP number (66737P 600). The Company’s ticker symbol will remain unchanged, although a “D” will be placed on the ticker symbol, NWBO, for 20 business days to alert the public to the Reverse Split.

"NW Bio has made strong operational progress in its clinical programs in both the US and Europe, and now is undertaking a major program of strengthening the Company’s finances, expanding its resources and raising the Company’s market profile,” commented Linda Powers, CEO of NW Bio. “The expanded resources will enable the Company to maintain its momentum in its lead Phase III trial program with DCVax®-L for brain cancer, and accelerate its Phase I/II trial program with DCVax®-Direct for all solid tumor cancers.”

The Reverse Split will not change the number of authorized shares of the Company’s common stock. It is not necessary for shareholders of the Company to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Split, although shareholders may do so if they wish to. Please direct any questions you might have concerning the Reverse Split to your broker or the Company's transfer agent, Computershare, at 866-282-9695.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.  The Company has a broad platform technology for DCVax® dendritic cell-based vaccines.  The Company's lead program is a 300-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM). GBM is the most aggressive and lethal brain cancer.  The Company also previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer, and clearance from the FDA for Phase I/II trials in multiple other cancers.  The Company has also conducted a Phase I/II trial with DCVax® for metastatic ovarian cancer.  The Company has received FDA approval of a Phase I/II clinical trial with DCVax®- Direct for all solid tumor cancers, and is in late stage discussions with medical centers in the US and Europe to proceed with this trial.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients with GBM using DCVax® and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expect," "believe," "intend," "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company's ability to raise additional capital, risks related to the Company's ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company's products will demonstrate safety and efficacy.  Additional information on these and other factors, including Risk Factors, which could affect the Company's results, is included in its Securities and Exchange Commission ("SEC") filings.  Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.